UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 2, 2010

REGAN HOLDING CORP.
(Exact name of registrant as specified in its charter)
California	000-19704	68-0211359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2090 Marina Avenue Petaluma, California 94954 (Address of principal executive offices) (707) 778-8638 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 29, 2010, Regan Holding Corp. (“Regan”), a California corporation, and The Legacy Alliance, Inc. (“Legacy Alliance”), a Delaware corporation, executed the First Amendment to the Agreement and Plan of Merger (“First Amendment”), which amends the Agreement and Plan of Merger dated December 1, 2009 (“Merger Agreement”) pursuant to which, Regan will merge with and into a newly formed Delaware corporation, Legacy Alliance, with Legacy Alliance surviving the merger (“Reorganization”).  For further information on the Merger Agreement and the Reorganization, please see Regan’s Current Report on Form 8-K, filed on December 7, 2009 with the Securities and Exchange Commission (“SEC”), and the Merger Agreement filed as Exhibit 2.1 thereto.

Regan and Legacy Alliance have agreed to amend the Merger Agreement to provide each holder of shares of Regan Common Stock receiving cash in lieu of fractional shares but not receiving any whole shares of Legacy Common Stock with a right to acquire a fraction of a share of Legacy Common Stock equal to the share fraction such holder would otherwise have been entitled had fractional shares been issued in the Merger; such right exercisable only in the event of a public offering by Legacy or the acquisition of Legacy by a public reporting company on or before the second anniversary of the Closing Date of the Merger.

The description contained in this Item 1.01 of certain terms of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Additional Information and Where to Find It

In connection with the Reorganization, Regan intends to file with the SEC a definitive proxy statement on Schedule 14A for solicitation of shareholder approval of the Reorganization.   Regan has filed a preliminary proxy statement, which is subject to amendment as necessary to respond to SEC comments.  Since the Reorganization will constitute a “going-private” transaction under Rule 13e-3 of the Exchange Act, Regan also has filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3, which is subject to amendment as necessary to respond to SEC comments.  Before making any voting or investment decision with respect to the Reorganization, investors and shareholders of Regan are urged to read the definitive proxy statement and any other relevant documents carefully when they are available because they will contain important information about Regan, Legacy Alliance and the proposed Reorganization.  Investors and shareholders may obtain free copies of these documents when they become available through the SEC’s web site at www.sec.gov.  In addition, copies will be available free of charge by submitting a written request to R. Preston Pitts, President, at 2090 Marina Avenue, Petaluma, California 94954.

Participants in the Solicitation

Regan and its officers and directors may be deemed to be participants in the solicitation of proxies for the approval of the Reorganization.  Information regarding Regan’s officers and directors, including their holdings of Regan’s securities will be set forth in the proxy statement described above.  Additional information is set forth in Regan’s annual report on Form 10-K/A (Amendment No. 1), which is available through the SEC’s web site at www.sec.gov or by submitting a written request to R. Preston Pitts, President, at 2090 Marina Avenue, Petaluma, California 94954.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1	First Amendment to Agreement and Plan of Merger, dated January 29, 2010, between Regan Holding Corp. and The Legacy Alliance, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAN HOLDING CORP.

(Registrant)

Date: February 2, 2010

/s/ R. Preston Pitts

R. Preston Pitts

President, Chief Financial Officer and Chief Operating Officer

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